Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF SNI

The following tables present SNI’s unaudited pro forma consolidated and combined financial information and should be read in conjunction with the material captioned “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in SNI’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2009 and in SNI’s current report on Form 8-K filed December 3, 2009, and SNI’s historical combined financial statements and the related notes thereto.

The unaudited pro forma consolidated balance sheet data as of September 30, 2009, gives effect to the consummation of the Transaction as if it had occurred on September 30, 2009. The unaudited pro forma consolidated and combined results of operations data for the nine months ended September 30, 2009 and for the year ended December 31, 2008, gives effect to the consummation of the Transaction as if it occurred on January 1, 2008. The unaudited interim pro forma consolidated financial statements have been prepared on a basis consistent with the audited combined financial statements and, in the opinion of management, include all adjustments (including normal recurring adjustments) necessary for a fair presentation of such data. The results for the interim periods are not necessarily indicative of results for a full year.

The unaudited pro forma consolidated information is for illustrative and informational purposes only and is not intended to represent, or be indicative of, what SNI’s results of operations or financial position would have been had the Transaction occurred on the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered representative of SNI’s future financial position or results of operations.

Unaudited Pro Forma Consolidated and Combined Results of Operations Data for the Nine Months Ended September 30, 2009

		Travel	Pro Forma
	SNI(10)	Channel(1)	Adjustments		Pro Forma SNI
	(In thousands, except per share data)

Operating Revenues:
Advertising	$726,606	$88,215	$—		$814,821
Affiliate fees, net	240,174	69,981	—		310,155
Referral fees	120,627	—	—		120,627
Other	24,102	4,808	—		28,910

Total operating revenues	1,111,509	163,004	—		1,274,513

Operating Expenses:
Employee compensation and benefits	185,374	18,980	—		204,354
Program and program licenses	229,043	34,549	—		263,592
Marketing and advertising	100,915	19,320	—		120,235
Other costs and expenses	146,547	45,021	—		191,568

Total costs and expenses	661,879	117,870	—		779,749

Depreciation, Amortization and Losses:
Depreciation and amortization of intangible assets	58,570	24,595	5,122	(2)	88,287
Impairment of goodwill and other intangible assets	—	304,764	(304,764	)(3)	—
Losses on disposal of property, plant and equipment	967	—	—		967

Total depreciation, amortization and losses	59,537	329,359	(299,642)		89,254

Operating Income (loss)	390,093	(284,225)	299,642		405,510
Interest expense	(1,021)	(527)	(26,025	)(4)	(27,573)
Equity in earnings of affiliates	12,834	—	—		12,834
Miscellaneous, net	(721)	—	—		(721)

Income (loss) from continuing operations before income taxes	401,185	(284,752)	273,617		390,050
Provision (benefit) for income taxes	130,449	2,940	(5,725	)(5)	127,664

Income (loss) from continuing operations, net of tax	270,736	(287,692)	279,342		262,386
Loss from discontinued operations, net of tax	(1,885)	—	—		(1,885)

Net income (loss)	268,851	(287,692)	279,342		260,501
Less: net income (loss) attributable to noncontrolling interests	63,879	—	(3,897	)(6)	59,982

Net income (loss) attributable to SNI	$204,972	$(287,692)	$283,239		$200,519

Weighted-average diluted shares outstanding	164,760	—	—		164,760
Net income per diluted share	$1.24	$—	$—		$1.22

See notes to unaudited pro forma consolidated and combined financial statements.

Unaudited Pro Forma Consolidated and Combined Results of Operations Data for the Year Ended December 31, 2008

		Travel	Pro Forma
	SNI(10)	Channel(1)	Adjustments		Pro Forma SNI
	(In thousands, except per share data)

Operating Revenues:
Advertising	$1,007,631	$118,061	$—		$1,125,692
Affiliate fees, net	277,370	85,029	—		362,399
Referral fees	235,097	—	—		235,097
Other	30,601	6,791	—		37,392

Total operating revenues	1,550,699	209,881	—		1,760,580

Operating Expenses:
Employee compensation and benefits	254,839	23,446	—		278,285
Program and program licenses	279,767	36,007	—		315,774
Marketing and advertising	174,246	20,250	—		194,496
Other costs and expenses	196,432	60,566	—		256,998

Total costs and expenses	905,284	140,269	—		1,045,553

Depreciation, Amortization and Losses:
Depreciation and amortization of intangible assets	66,337	21,140	12,859	(2)	100,336
Impairment of goodwill and other intangible assets	243,700	—	—		243,700
Losses on disposal of property, plant and equipment	788	—	—		788

Total depreciation, amortization and losses	310,825	21,140	12,859		344,824

Operating Income	334,590	48,472	(12,859)		370,203
Interest expense	(14,207)	(474)	(34,700	)(4)	(49,381)
Equity in earnings of affiliates	15,498	—	—		15,498
Losses on repurchases of debt	(26,380)	—	—		(26,380)
Miscellaneous, net	804	—	—		804

Income from continuing operations before income taxes	310,305	47,998	(47,559)		310,744
Provision for income taxes	194,710	18,179	(18,230	)(5)	194,659

Income from continuing operations, net of tax	115,595	29,819	(29,329)		116,085
Income from discontinued operations, net of tax	353	—	—		353

Net income	115,948	29,819	(29,329)		116,438
Less: net income attributable to noncontrolling interests	92,391	—	154	(6)	92,545

Net income attributable to SNI	$23,557	$29,819	$(29,483)		$23,893

Weighted-average diluted shares outstanding	164,131	—	—		164,131
Net income per diluted share	$.14	$—	$—		$.15

See notes to unaudited pro forma consolidated and combined financial statements.

Unaudited Pro Forma Consolidated Balance Sheet Data as of September 30, 2009

		Travel	Pro Forma
	SNI(10)	Channel(1)	Adjustments		Pro Forma SNI
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$11,120	$—	$7,500	(11)	$18,620
			(7,300	)(7)
Short-term investments	162,883	—	(21,000	)(8)	134,583
Accounts and notes receivable	331,689	47,760	—		379,449
Programs and program licenses	236,443	3,279	—		239,722
Assets of discontinued operations	23,256	—	—		23,256
Other current assets	15,697	1,187	—		16,884

Total current assets	781,088	52,226	(20,800)		812,514

Investments	43,222	—	—		43,222
Property, plant and equipment, net	207,072	33,507	—		240,579
			(406,389	) (9e)
Goodwill	424,213	406,389	457,763	(9f)	881,976
Other intangible assets, net	90,017	571,905	(71,905	)(9c)	590,017
Programs and program licenses (less current portion)	222,172	101,942	—		324,114
Unamortized network distribution incentives	80,283	—	—		80,283
Other non-current assets	17,794	631	7,300	(7)	25,725

Total Assets	$1,865,861	$1,166,600	$(34,031)		$2,998,430

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,720	$9,170	$—		$15,890
Program rights payable	17,111	8,107	—		25,218
Customer deposits and unearned revenue	14,682	2,902	—		17,584
Accrued liabilities:
Employee compensation and benefits liability	33,996	7,938	(5,594	)(9b)	36,340
Accrued marketing and advertising costs	10,133	217	—		10,350
Liabilities of discontinued operations	8,464	—	—		8,464
Other accrued liabilities	49,844	8,000	—		57,844

Total current liabilities	140,950	36,334	(5,594)		171,690

Deferred income taxes	123,544	217,059	(92,297	)(9d)	248,306
Long-term debt	—	—	885,000	(4)	885,000
Other liabilities (less current portion)	119,420	15,567	—		134,987

Total liabilities	383,914	268,960	787,109		1,439,983

Redeemable noncontrolling interest	5,200	—	97,500		102,700

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par — authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A	1,293	—	—		1,293
Voting	363	—	—		363

Total	1,656	—	—		1,656
Additional paid-in capital	1,257,919	1,140,334	(1,140,334	)(9a)	1,257,919
			(21,000	)(8)
Retained earnings (deficit)	47,192	(242,694)	242,694	(9a)	26,192
Accumulated other comprehensive income	36,916	—	—		36,916

Total SNI shareholders’ equity	1,343,683	897,640	(918,640)		1,322,683
Noncontrolling interests	133,064	—	—		133,064

Total equity	1,476,747	897,640	(918,640)		1,455,747

Total Liabilities and Equity	$1,865,861	$1,166,600	$(34,031)		$2,998,430

See the notes to SNI’s consolidated financial statements.

(1)	See the notes to Travel Channel’s combined financial statements. Certain reclassifications have been made to the presentation of the historical Travel Channel combined financial statements to conform to the presentation used in the unaudited pro forma financial information.

(2)	Represents an incremental increase in intangible asset amortization expense resulting from the fair value adjustments to Travel Channel’s intangible assets (see note 9) and the conforming of intangible asset amortization accounting policies.

(3)	Represents the reversal of the goodwill impairment charge recorded in Travel Channel’s historical financial statements because historical goodwill will be eliminated during the allocation of the consideration (see note 9).

(4)	Represents the issuance of the notes offered hereby and the related estimated interest expense. Interest expense was calculated assuming a 3.75% interest rate on the notes and $7.3 million of issuance costs amortizing over the 5-year term of the notes.

(5)	Income tax effects of the pro forma adjustments are reflected at SNI’s best estimate of statutory income tax rates for all tax jurisdictions.

(6)	Represents CCI’s 35% interest of both Travel Channel’s historical operations and the related pro forma adjustments.

(7)	Represents estimated debt issuance costs.

(8)	Represents estimated transaction and other closing/financing costs associated with the Transaction. These costs have not been included in the pro forma results of operations as they are non-recurring in nature.

(9)	SNI has not completed an assessment of the fair value of assets and liabilities of Travel Channel and the related business integration plans. The table below represents a preliminary allocation of the total consideration to Travel Channel’s tangible and intangible assets and liabilities based on management’s preliminary estimate of their respective fair value as of the date of the Transaction.

	(In thousands)

Travel Channel historical capital	$897,640	9a
LTIP liability not assumed	5,594	9b
Adjustment to fair value of identifiable intangible assets	(71,905)	9c
Deferred tax impact of purchase accounting treatment	92,297	9d
Elimination of Travel Channel historical goodwill	(406,389)	9e
Residual goodwill created from the Transaction	457,763	9f

Total Transaction value	$975,000

Upon completion of the fair value assessment, SNI anticipates that the ultimate purchase price allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.

(10)	See the notes to SNI’s consolidated and combined financial statements.

(11)	Represents the assumed amount of indebtedness ($885 million) less the cash to be distributed to Cox TMI ($877.5 million).